Exhibit 10.2

WARRIOR MET COAL, INC.
2017 EQUITY INCENTIVE PLAN
DIRECTOR RESTRICTED STOCK UNIT AWARD AGREEMENT

This DIRECTOR RESTRICTED STOCK UNIT AWARD AGREEMENT (this “Agreement”), made as of __________ (the “Grant Date”), is by and between Warrior Met Coal, Inc. (the “Company”) and _______________ (the “Participant”).

WITNESSETH:

WHEREAS, the Company has established the Warrior Met Coal, Inc. 2017 Equity Incentive Plan (as it may be amended, the “Plan”);

WHEREAS, the Participant serves as a member of the Company’s Board of Directors (the “Board”); and

WHEREAS, the Company desires to provide the Participant with an opportunity to share in the long-term growth and value creation of the Company by granting the Participant an award pursuant to Section 9 of the Plan and subject to the terms and conditions set forth in this Agreement and the Plan.

NOW, THEREFORE, in consideration of the covenants and agreements herein contained, the parties hereto hereby agree as follows:

1.    Grant of Restricted Stock Units.

(a)    Subject to the terms, conditions and restrictions set forth herein, the Company hereby grants to the Participant ________ restricted stock units (“RSUs”) as of the Grant Date. The RSUs are granted pursuant to the Plan and will be subject to the terms of the Plan and this Agreement. Capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed to such terms in the Plan.

(b)    Subject to the terms of the Plan, including without limitation Section 12 of the Plan, each RSU constitutes the right of the Participant to receive one share of Common Stock on the Settlement Date (as defined below), subject to the settlement and other terms and conditions set forth in this Agreement.

(c)    The Company shall establish and maintain an RSU bookkeeping account for the Participant (the “Account”), and the Account shall be credited with the number of RSUs granted to the Participant. The Participant’s interest in the Account shall be that of a general, unsecured creditor of the Company.

2.    Restrictions. Except as provided in the Plan or this Agreement, the restrictions on the RSUs are that they will be forfeited by the Participant and all of the Participant’s rights to such RSUs shall immediately terminate without any payment or consideration by the Company, in the event of any sale, assignment, transfer, hypothecation, pledge or other alienation of such RSUs made or attempted, whether voluntary or involuntary, and if involuntary whether by process of law in any civil or criminal suit, action or proceeding, whether in the nature of an insolvency or bankruptcy proceeding or otherwise, by the Participant without the written consent of the Committee.

3.    Vesting; Settlement.

(a)    The RSUs subject to this award shall vest on the thirteen month anniversary of the Grant Date; provided, that, except as otherwise provided below, the Participant’s continuing service as a member of the Board has not terminated prior to the vesting date. In the event of the termination of the Participant’s continuing service as a member of the Board for any reason other than death, disability (as defined and determined in the sole discretion of the Committee) or Retirement (as defined below) prior to the thirteen month anniversary of the Grant Date, any RSUs held by the Participant that have not vested as of the date of such termination shall be forfeited without payment of any consideration.

(b)    In the event of the termination of the Participant’s continuing service as a member of the Board as a result of the Participant’s death, disability (as defined and determined in the sole discretion of the Committee) or Retirement prior to the thirteen month anniversary of the Grant Date, any unvested RSUs held by the Participant shall vest in full. The Company shall issue the vested RSUs in accordance with the timing specified in Section 3(c) below.

For purposes of this Agreement, the term “Retirement” shall mean (i) the Participant’s resignation from the Board that occurs on or after the date on which the Participant attains the age of fifty-five (55) and has completed at least five (5) years of service as a member of the Board or (ii) the failure of the Participant to be re-elected to the Board by the Company’s stockholders at a meeting of stockholders at which the Participant is standing for re-election, provided that the director is otherwise in “good standing” with the Board, as defined and determined in the sole discretion of the Committee.

(c)    Subject to Section 15 herein, vested RSUs will be settled in shares of Common Stock as soon as reasonably practicable following the date on which such RSUs vest; provided, however, that in no event shall such RSUs be settled more than thirty (30) days after such vesting date. For purposes of this Agreement, the actual date of settlement for the vested RSUs shall be known as the “Settlement Date.” Upon the issuance of the shares to the Participant, the corresponding RSUs shall cease to be credited to the Account.

4.    Rights as a Shareholder; Dividend Equivalents.

(a)    Unless and until the RSUs become settled in shares of Common Stock in accordance with Section 3 above, the Participant shall have no rights as a shareholder relating thereto. On the Settlement Date, the Participant shall become the record owner of the shares of Common Stock issued in respect of the vested RSUs, and as record owner shall be entitled to all rights of a shareholder of the Company.

(b)    If the Company pays a cash dividend on its shares of Common Stock for which the record date (for purposes of this Agreement, the “record date” is the date on which holders of record are determined for purposes of paying the cash dividend on shares of Common Stock) occurs after the Grant Date but prior to a Settlement Date, the Participant shall receive a lump sum cash payment on such Settlement Date equal to the aggregate amount of the cash dividend paid by the Company on a single share of Common Stock multiplied by the number of RSUs that will vest on the vesting date following the applicable record date.

5.    Taxes.

(a)    The Participant acknowledges his or her status as an independent contractor of the Company and agrees to bear sole responsibility for payment of any and all federal, state and local income, employment, social security, workers’ compensation insurance, unemployment insurance and any other taxes relating in any way to the award of RSUs or the settlement thereof hereunder.

(b)    The Participant acknowledges and agrees that none of the Board, the Committee, the Company or any of its Affiliates have made any representation or warranty as to the tax consequences to the Participant as a result of the receipt of the RSUs. The Participant represents that he or she is in no manner relying on the Board, the Committee, the Company or any of its Affiliates or any of their respective managers, directors, officers, employees or authorized representatives (including without limitation attorneys, accountants, consultants, bankers, lenders, prospective lenders and financial representatives) for tax advice or an assessment of such tax consequences. The Participant represents that he or she has consulted with any tax consultants that the Participant deems advisable in connection with the issuance of the RSUs.

6.    Compliance with Law. Notwithstanding any of the provisions hereof, the Participant hereby agrees that the Company will not be obligated to issue or transfer any shares of Common Stock to the Participant hereunder, if the issuance or transfer of such shares of Common Stock shall constitute a violation by the Participant or the Company of any provisions of any law or regulation of any governmental authority. Any determination hereunder by the Committee shall be final, binding and conclusive.

7.    Notice. Every notice or other communication relating to this Agreement shall be in writing, and shall be mailed or delivered to the party for whom it is intended at such address as may from time to time be designated by it in a notice mailed or delivered to the other party as herein provided; provided, that, unless and until some other address be so designated, all notices or communications by the Participant to the Company shall be mailed or delivered to the Company at its principal executive office, and all notices or communications by the Company to the Participant may be given to the Participant personally or may be mailed to him or her at his or her address as recorded in the records of the Company.

8.    Binding Effect. This Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

9.    Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware without regard to its conflict of law principles.

10.    Plan. The terms and provisions of the Plan are incorporated herein by reference, and the Participant hereby acknowledges receiving a copy of the Plan. In the event of a conflict or inconsistency between the terms and provisions of the Plan and the provisions of this Agreement, this Agreement shall govern and control.

11.    Section 409A. Notwithstanding any other provision of this Agreement to the contrary, this Agreement (as well as any valid deferral election relating thereto) and the payment(s) hereunder are intended to comply with or be exempt from Section 409A of the Code and the regulations and other guidance published thereunder (collectively, “Section 409A”), and shall at all times be interpreted and administered in accordance with such intent. In no event will the Company or its Affiliates or any of their respective employees, directors, officers, agents, representatives, attorneys, equityholders, principals, partners, members, managers or affiliates have any liability for any failure of this Agreement to satisfy the requirements of, or be exempt from, Section 409A, and such parties do not guarantee that this Agreement complies with, or is exempt from, Section 409A. The Participant acknowledges and agrees that the Participant shall not have any right to designate, directly or indirectly, the time of payment of any amount payable hereunder. Notwithstanding any other provision of this Agreement or any deferral election to the contrary, (i) any amounts payable hereunder on account of a termination of the Participant’s employment and which are subject to Section 409A (or any exemption therefrom that requires the occurrence of a “separation from service” as a condition to payment) shall not be paid until the Participant has experienced a “separation from service” within the meaning of Section 409A and (ii) if the Participant is a “specified employee” within the meaning of Section 409A with a valid deferral election, then any settlement that would otherwise have occurred pursuant to the valid deferral election during the six-month period following the Participant’s “separation from service” (within the meaning of Section 409A) shall instead be settled in the seventh month following the Participant’s separation from service or such earlier date upon which such amount can be paid under Section 409A without resulting in a prohibited distribution, including as a result of the Participant’s death.

12.    Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by the Participant or the Company to the Committee for review. The resolution of such a dispute by the Committee shall be final and binding on the Company and the Participant.

13.    Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior written or oral agreements or understandings between the parties with respect to such subject matter.

14.    No Right to Continued Service. Nothing in this Agreement shall be deemed by implication or otherwise to impose any limitation on any right of the Company to terminate the Participant’s service at any time and for any reason or no reason.

15.    Deferral. To the extent permitted by the Company, the Participant may elect to defer settlement of his or her vested (if any) RSUs, and the recognition of taxable income with respect to such settlement, by making a timely deferral election on a form provided by the Company in accordance with Treasury Regulation Section 1.409A-2. If the Participant makes a valid deferral election, the Participant will recognize ordinary income when the deferred RSUs settle in shares of Common Stock.

16.    Severability. Every provision of this Agreement is intended to be severable and any illegal or invalid term shall not affect the validity or legality of the remaining terms.

17.    Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation of construction, and shall not constitute a part of this Agreement.

18.    Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be deemed an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Facsimile, PDF and other electronic copies of the parties’ signatures shall have the same force and effect as original signatures.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

WARRIOR MET COAL, INC.

By: ______________________
Name: Walter J. Scheller, III
Title: Chief Executive Officer

PARTICIPANT

By: ______________________
Name: _______________________